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                                                                     EXHIBIT 4.3


                       DAISYTEK INTERNATIONAL CORPORATION

                        1998 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE OF THE PLAN

    The purpose of the Daisytek International Corporation 1998 Employee Stock Purchase Plan (the "Plan") is to provide employees of Daisytek International Corporation (the "Company") and designated Subsidiaries an opportunity to acquire a proprietary interest in the Company through the purchase of shares of common stock, $.01 par value, of the Company ("Common Stock"). It is intended that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended ("Code"), and the provisions of the Plan shall be construed accordingly.

2. DEFINITIONS

    For purposes of the Plan, the following terms shall be defined as set forth below:

        (a) "Business Day" means each day that the New York Stock Exchange, Inc. is open for the transaction of business.

        (b) "Fair Market Value" means, with respect to the Common Stock as of any date (i) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on such date, or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock, in each case, on such date as reported by NASDAQ or such successor quotation system; or (iii) if the Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock, on such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

        (c) "Participating Company" shall mean the Company and each Subsidiary which the Committee has designated to participate in the Plan.

        (d) "Offering Period" means each period which begins on a Commencement Date and ends on a Purchase Date during which Eligible Employees may purchase Common Stock pursuant to an Offering under the Plan.

        (e) "Commencement Date" shall mean the first Business Day of each Offering Period.

        (f) "Eligible Employee" means any person who, on a Commencement Date,
    (i) is customarily scheduled to be employed by any Participating Company as an employee for at least twenty (20) hours per week and for more than five
    (5) months in any calendar year, and (ii) has completed fifteen (15) days of employment with the Company or any Subsidiary.

        (g) "Purchase Date" shall mean the last Business Day of each Offering Period.

        (h) "Offering" means any proposal made in accordance with the terms and conditions of the Plan permitting Eligible Employees to purchase Common Stock under the Plan during an Offering Period.

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        (i) "Subsidiary" shall mean any corporation which is a "subsidiary" of the Company, as that term is defined in Section 424(f) of the Code.

3. ADMINISTRATION OF THE PLAN

    The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee"). The Committee shall consist of two or more Directors, appointed by and holding office at the pleasure of the Board. The Board may limit the members of the Committee to directors who are both "non-employee directors," as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors," as defined in
Section 162(m) of the Code. Subject to the limitations set forth in the preceding sentence, the powers of the Committee may be exercised by the Compensation Committee or the Stock Option Committee of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may be removed by the Board at any time and may resign at any time. Vacancies in the Committee shall be filled by the Board. The Board reserves the right to serve as the Committee if it so elects, and, in which event, the term "Committee" shall mean the Board. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, persons claiming rights from or through employees and the stockholders of the Company.

    Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to designate the Subsidiaries whose employees will participate in the Plan, (b) to determine the maximum number of shares of Common Stock to be acquired by each Eligible Employee during each Offering Period, (c) to determine the terms and conditions of each Offering, (d) to determine the length of each Offering Period and the Commencement Date thereof, (e) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, (f) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan and the conduct of each Offering, and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

4. PARTICIPATION IN THE PLAN

    (a) Only individuals who are employees of a Participating Company shall be eligible to acquire Common Stock pursuant to any Offering under the Plan. Except as provided in paragraph (b) hereof, every Eligible Employee on the Commencement Date of an Offering shall be eligible to participate in such Offering, provided such individual remains an Eligible Employee until the Purchase Date.

    (b) Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be eligible to participate in any Offering if:

        (i) on the Commencement Date, such Eligible Employee would own stock (together with stock owned by any other person or entity that would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) of the Company (including, for this purpose, all shares of stock subject to any outstanding options to purchase such stock, whether or not currently exercisable and irrespective of whether such options are subject to the favorable tax treatment of Section 421(a) of the Code) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or a Subsidiary; or

        (ii) the Eligible Employee belongs to a class or group of Eligible Employees which the Committee deems ineligible for participation in any Offering (as the Committee may determine from time to time), so long as the exclusion of such class or group of Eligible Employees from participation in an Offering does not jeopardize the qualification of the Plan under Section 423 of the Code or other applicable laws.

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5. OFFERINGS

    (a) The Plan shall be implemented by a series of Offerings to all Eligible Employees, the duration and frequency of which will be specified from time to time by the Committee.

    (b) Each Offering shall permit each Eligible Employee to purchase on the Purchase Date shares of Common Stock at a purchase price per share determined by the Committee which shall not be less than the lower of (i) 85% of the Fair Market Value of the Common Stock on the Commencement Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Purchase Date.

    (c) No Offering Period pursuant to the Plan shall be for a period greater than 12 months from the Commencement Date.

    (d) All Eligible Employees participating in an Offering under the Plan shall have the same rights and privileges, except that the Committee may from time to time provide for differences in the rights and privileges of Eligible Employees so long as such differences do not jeopardize the qualification of the Plan under Section 423 of the Code or violate other applicable law.

6. SHARES AVAILABLE UNDER THE PLAN

    (a) Subject to the provisions of Section 7 hereof, the aggregate number of shares of Common Stock available for purchase pursuant to all Offerings under the Plan shall be 250,000 shares, which may be authorized but unissued shares, treasury shares or shares purchased in the open market,

    (b) If the total number of shares of Common Stock to be purchased on any Purchase Date when added to the number of shares of Common Stock previously purchased pursuant to Offerings under the Plan exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available for purchase in such Offering in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the amounts received from each Eligible Employee in excess of the amounts applied to purchase Common Stock shall be refunded to each Eligible Employee.

7. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    In the event that the Committee determines that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, share exchange or other similar transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Eligible Employees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be available under the Plan, (ii) the number and kind of shares of Common Stock issuable or to be purchased in respect of any current Offering, and (iii) the purchase price relating to any purchase of Common Stock to be acquired in any Offering; provided, however, that no adjustment shall be made if, or to the extent that, such adjustment would cause the Plan to violate Section 423 of the Code.

8. ACCRUAL LIMITATIONS

    (a) No Eligible Employee shall be entitled to accrue rights to acquire Common Stock in any Offering under this Plan (which right shall accrue on the Purchase Date for an Offering Period) if, and to the extent, such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other Offering under this Plan during the same calendar year and (ii) rights accrued under any other employee stock purchase plan (within the meaning of Section 423 of the Code) of the Company or any Subsidiary during the same calendar year, would cause such Eligible Employee to be able to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of Common Stock or stock of any Subsidiary (determined on the basis of the Fair Market Value of such stock on the date or


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dates such rights are granted) for each calendar year such rights are at any time outstanding.

9. MERGER, CONSOLIDATION, LIQUIDATION, ETC.

    Upon the effective date of any Corporate Transaction (as herein defined), any outstanding Offering under the Plan will terminate and such date shall be treated as the Purchase Date, and in lieu of the issuance of Common Stock to participating Eligible Employees, there shall be paid to such Eligible Employees, for each such share of Common Stock, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and as of the effective date of such Corporate Transaction. As used herein, the term "Corporate Transaction" shall mean (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company, (iii) the merger or consolidation of the Company with or into another corporation or entity (if the Company is not the surviving corporation of such merger or consolidation) or
(iv) the acquisition by another person or entity of 80% or more of the Company's than outstanding voting stock.

10. GENERAL PROVISIONS

    (a) Neither the Plan nor any action taken hereunder shall be construed as giving any employee or Eligible Employee any right to be retained in the employ of the Company or any Subsidiary, and no employee of any Subsidiary which is not a Participating Company shall have any claim or right to participate in any Offerings under the Plan.

    (b) No right of an Eligible Employee to purchase Common Stock pursuant to an Offering under the Plan shall be assigned or transferred by such Eligible Employee and such rights to purchase Common Stock pursuant to an Offering shall be exercisable during the lifetime of the Eligible Employee only by the Eligible Employee.

    (c) No Offering shall confer on any Eligible Employee any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Eligible Employee in accordance with the terms of the Offering.

    (d) This Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the rights to purchase in any Offering shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, this Plan and rights granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

    (e) The provisions of the Plan shall be governed by the laws of the State of Delaware without giving effect to applicable conflict-of-laws rules.

11. EFFECTIVE DATE; AMENDMENT; TERMINATION

    (a) The Plan shall become effective if and when approved by the stockholders of the Company at the 1998 Annual Meeting of Stockholders.

    (b) The Board of Directors of the Company may terminate the Plan or amend the Plan from time to time; provided, however, that the Board of Directors of the Company shall not, without the approval of the stockholders of the Company
(i) increase the number of shares available for purchase pursuant to all Offerings, (ii) change the class of persons eligible to participate in Offering under the Plan, or (iii) reduce the purchase price of Common Stock below that set forth in Section 5(b) herein.

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    (c) Unless sooner terminated by the Board of Directors of the Company, the
Plan shall terminate when all shares available for issuance or purchase under the Plan have been purchased pursuant to an Offering under the Plan, or the date of any Corporate Transaction, if earlier.

                       DAISYTEK INTERNATIONAL CORPORATION
                               FIRST AMENDMENT TO
                        1998 EMPLOYEE STOCK PURCHASE PLAN

1. On August 14, 1998, Daisytek International Corporation, a Delaware corporation (the "Company"), adopted the Daisytek International Corporation 1998 Employee Stock Purchase Plan (the "Plan"). The Company desires to amend the Plan as set forth herein.

2. A new Section 12 is hereby added to the Plan to provide in its entirety as follows:

         12.      Tax withholding

                (a) As a condition to participation in the Plan, the Eligible Employee shall make such arrangements as the Committee may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the purchase of Common Stock by an Eligible Employee pursuant to the Plan and the issuance of shares of Common Stock by the Company. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

                (b) In the absence of any other arrangement, the Eligible Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the payroll payments otherwise payable after the purchase by the Eligible Employee of Common Stock pursuant to the Plan.

3. The remaining terms and provisions of the Plan shall continue in full force and effect.

4. This First Amendment to the Plan was adopted by the Board of Directors on July 16, 2001.

                       DAISYTEK INTERNATIONAL CORPORATION
                               SECOND AMENDMENT TO
                        1998 EMPLOYEE STOCK PURCHASE PLAN


1. On August 14, 1998, Daisytek International Corporation, a Delaware corporation (the "Company"), adopted the Daisytek International Corporation 1998 Employee Stock Purchase Plan (the "Plan"), as amended by that certain First Amendment to the Plan as adopted by the Board of Directors on July 16, 2001. The Company desires to further amend the Plan as set forth herein.

2. Section 6(a) is hereby amended and restated to provide in its entirety as follows:

         Subject to the provisions of Section 7 hereof, the aggregate number of shares of Common Stock available for purchase pursuant to all Offerings under the Plan shall be 500,000 shares, which


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         may be authorized but unissued shares, treasury shares or shares purchased in the open market.

3. The remaining terms and provisions of the Plan shall continue in full force and effect.

4. This Second Amendment to the Plan was adopted by (a) the Board of Directors on July 16, 2001 and (b) the stockholders on August 30, 2001.